As filed with the Securities and Exchange Commission on July 25, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

THORATEC CORPORATION

(Exact name of registrant as specified in its charter)

California	94-2340464
(State or other jurisdiction of	(I.R.S. employer identification No.)
incorporation or organization)

6035 Stoneridge Drive, Pleasanton, California 94588

(Address of principal executive offices)

2002 EMPLOYEE STOCK PURCHASE PLAN

AMENDED AND RESTATED 2006 INCENTIVE STOCK PLAN

(Full title of the Plan)

Gerhard F. Burbach
Thoratec Corporation
6035 Stoneridge Drive
Pleasanton, California 94588
(Name and address of agent for service)

(925) 847-8600
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
2002 Employee Stock Purchase Plan, Common Stock, no par value	250,000	$33.73	$8,432,500	$966.37
Amended and Restated 2006 Incentive Stock Plan, Common Stock, no par value	3,750,000	$33.73	$126,487,500	$14,495.47
Total:	4,000,000	$33.73	$134,920,000	$15,461.84

(1) Pursuant to Rule 416(a), this Registration Statement shall also cover any additional Common Stock that may be offered or issued in connection with any stock split, stock dividend or similar transaction effected without the receipt of consideration, which results in an increase in the number of the outstanding shares of Common Stock. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, the price per share and aggregate offering price are based upon the average of the high and low prices per share of Common Stock of Thoratec Corporation on July 23, 2012 as reported on the NASDAQ Global Select Market.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
PURSUANT TO GENERAL INSTRUCTION E OF FORM S-8

This Registration Statement on Form S-8 is filed by Thoratec Corporation, a California corporation (“Thoratec”), relating to 250,000 shares of its common stock, no par value (the “Common Stock”), issuable to eligible employees of Thoratec and its affiliates under the 2002 Employee Stock Purchase Plan (the “Stock Purchase Plan”) and relating to 3,750,000 shares of its Common Stock issuable to eligible employees, directors and consultants of Thoratec and its affiliates under the Amended and Restated 2006 Incentive Stock Plan (the “2006 Plan”). On June 19, 2002, June 15, 2006, April 30, 2008, May 22, 2008, April 28, 2009, June 3, 2010 and August 22, 2011, Thoratec filed with the Securities and Exchange Commission (the “Commission”) Registration Statements on Form S-8 (Registration No. 333-90768, No. 333-135047, No. 333-150527, No. 333-151102, No. 333-158860, No. 333-167287 and No. 333-176422, respectively) and on July 1, 2002, Thoratec filed with the Commission Post-Effective Amendment No. 1 to Registration Statement No. 333-90768 (together, the “Prior Registration Statements”) relating to shares of Common Stock issuable to eligible employees and consultants of Thoratec and its affiliates under the Stock Purchase Plan and the 2006 Plan. The Prior Registration Statements are currently effective. This Registration Statement relates to securities of the same class as those to which the Prior Registration Statements relate and is submitted in accordance with Section E of the General Instructions to Form S-8 regarding Registration of Additional Securities. Pursuant to Section E of the General Instructions to Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed with the Commission by Thoratec are incorporated by reference in this Registration Statement:

(a) Thoratec’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the Commission on February 21, 2012, including all material incorporated by reference therein;

(b) Thoratec’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2012, filed with the Commission on May 8, 2012;

(c)  Thoratec’s Current Reports on Form 8-K filed with the Commission on January 12, 2012, January 25, 2012, March 9, 2012 and May 29, 2012; and

(d) The description of Thoratec’s common stock contained in Thoratec’s registration statement on Form 8-A, filed with the Commission on May 18, 1981, under the Securities Exchange Act of 1934, as amended (“Exchange Act”), including any amendment or reports filed for the purpose of updating that description.

All documents subsequently filed by Thoratec pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing of such documents; provided, however, that Thoratec is not incorporating any information furnished in any Current Report on Form 8-K.

Any document, and any statement contained in a document, incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such document or statement, except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions. Any such document or statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Subject to the foregoing, all information appearing in this Registration Statement is qualified in its entirety by the information appearing in the documents incorporated by reference herein.

ITEM 8. EXHIBITS

Exhibit Number	Exhibit

5.1	Opinion of Latham & Watkins LLP

23.1	Consent of Independent Registered Public Accounting Firm — Deloitte & Touche LLP

23.2	Consent of Latham & Watkins LLP (contained in Exhibit 5.1)

24.1	Power of Attorney (included on the signature pages to this Registration Statement on Form S-8)

99.1	2002 Employee Stock Purchase Plan

99.2	Amended and Restated 2006 Incentive Stock Plan (1)

(1) Filed as Appendix A to Thoratec’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April 9, 2012 (File No. 000-49798) and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pleasanton, State of California, on this 25th day of July, 2012.

THORATEC CORPORATION

By:	/s/ Gerhard F. Burbach

Gerhard F. Burbach

President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Gerhard F. Burbach and David A. Lehman, and each of them, his or her true and lawful attorney-in-fact, with full power of substitution and resubstitution, to act for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing which they, or any of them, may deem necessary or advisable to be done in connection with this Registration Statement on Form S-8 as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes for any or all of them, may lawfully do or cause to be done by virtue hereof.

In accordance with the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of Thoratec Corporation and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gerhard F. Burbach	Chief Executive Officer,	July 25, 2012
Gerhard F. Burbach	President and Director

/s/ Roxanne Oulman	Vice President of Finance and Interim	July 25, 2012
Roxanne Oulman	Chief Financial Officer

/s/ Neil F. Dimick	Director and Chairman of the	July 25, 2012
Neil F. Dimick	Board of Directors

/s/ J. Daniel Cole	Director	July 25, 2012
J. Daniel Cole

/s/ Steven H. Collis	Director	July 25, 2012
Steven H. Collis

/s/ Elisha W. Finney	Director	July 25, 2012
Elisha W. Finney

/s/ D. Keith Grossman	Director	July 25, 2012
D. Keith Grossman

/s/ William A. Hawkins, III	Director	July 25, 2012
William A. Hawkins, III

/s/ Paul A. LaViolette	Director	July 25, 2012
Paul A. LaViolette

/s/ Daniel M. Mulvena	Director	July 25, 2012
Daniel M. Mulvena

INDEX TO EXHIBITS

Exhibit Number	Exhibit

5.1	Opinion of Latham & Watkins LLP

23.1	Consent of Independent Registered Public Accounting Firm — Deloitte & Touche LLP

23.2	Consent of Latham & Watkins LLP (contained in Exhibit 5.1)

24.1	Power of Attorney (included on the signature pages to this Registration Statement on Form S-8)

99.1	2002 Employee Stock Purchase Plan

99.2	Amended and Restated 2006 Incentive Stock Plan (1)

(1) Filed as Appendix A to Thoratec’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April 9, 2012 (File No. 000-49798) and incorporated herein by reference.